Exhibit 99.1
GRAIN BROKERAGE AGREEMENT
This Grain Brokerage Agreement (“Agreement”) is made and entered into as of this 3 day of November, 2006, by and between FIRST UNITED ETHANOL, LLC, a Georgia limited liability company (“FUEL”), and PALMETTO GRAIN BROKERAGE, LLC, a South Carolina limited liability corporation (“Palmetto”) (each a “Party”, and collectively the “Parties”).
RECITALS:
     WHEREAS, FUEL wants to ensure an adequate supply of grain at the most advantageous prices available; and
     WHEREAS, FUEL requires a continuous and predictable flow of grain to its facility in Camilla, Georgia to ensure that required raw materials for its manufacturing process are always available and to prevent demurrage; and
     WHEREAS, FUEL desires market development services be supplied to grain producers and potential grain producers in FUEL’s local grain market; and
     WHEREAS, Palmetto desires to expand its presence in the rail grain market in the state of Georgia; and
     WHEREAS, Palmetto desires to expand its marketing services program to grain producers and potential grain producers in the state of Georgia; and
     WHEREAS, FUEL wants to insure an adequate demand for its dried distillers grains; and
     WHEREAS, FUEL requires a continuous and predictable removal of dried distillers grains from its facility in Camilla, Georgia; and
     WHEREAS, Palmetto desires to expand its presence in the rail dried distillers grains market in the south-eastern United States;
     NOW THEREFORE, in consideration of the mutual terms and conditions contained herein, the Parties agree as follows:
ARTICLE 1
DEFINITIONS

1.1	“Agreement”—means this grain brokerage agreement between Palmetto and FUEL.

1.2	“Camilla Grain Storage Space”—as defined in Section 5.2.

1.3	“DDG”—means dried distillers grain.

1.4	“DDG Sales Contract”—means a contract between FUEL and a Third Party Purchaser for the sale of DDGs to the Third Party Purchaser.

1.5	“DDG Sales Opportunity”—means a Third Party Purchaser willing to purchase DDGs from FUEL on commercially favorable terms and at a commercially favorable price.

1.6	“Force Majeure”—means strikes, lockouts, or industrial disturbances; riots or civil disturbances; interference by civil or military authorities; wars, blockades, insurrection, or acts of other public enemy or acts of terrorism; epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, or other acts of God; arrests or restraints of governments and people; compliance with federal, state, or local laws, rules, or regulations, acts, orders, directives, requisitions or requests of any official or agency of federal, state or local governments; fires, explosions, freezing, failures, disruptions, breakdowns or accidents to transportation equipment or facilities; prorationing by transporters; the necessity of testing, making repairs, alterations or enlargements to transportation equipment or facilities; embargoes, priorities, expropriation or condemnation by government or governmental authorities; and any other cause which is not reasonably within the control of the Party claiming suspension.

1.7	“Grain Purchase Contract”—means a contract between FUEL and a Third Party Supplier for the sale of grain required by FUEL for its manufacturing process.

1.8	“Grain Purchase Opportunity”—means a Third Party Supplier willing to sell grain to FUEL on commercially favorable terms and at a commercially favorable price.

1.9	“Introducing Broker”—means Palmetto, when it seeks out a Third Party Supplier who is willing to sell grain on commercially favorable terms and at a commercially favorable price and introduces this Third Party Supplier to FUEL.

1.10	“Introducing Broker Fee”—means the fee charged by Palmetto to Third Party Suppliers for introducing that Third Party Supplier to a purchaser of the Third Party Supplier’s grain.

1.11	“Local Grain Market”—means the aggregate grain producers and potential grain producers located in reasonably close proximity to the FUEL manufacturing facility.

1.12	“Long-Term Grain Forecast”—as defined in Section 5.1.

1.13	“Market Analysis”—means a report of various relevant information needed by FUEL to make a commercially reasonable decision on when, where, and from whom to purchase grain and sell DDGs. Information in the Market Analysis includes but is not limited to: supply and demand reports, planting intention reports, weather and crop condition reports, current and historical basis information, grain storage availability, railroad car availability, government price support levels, farmer selling attitude, grain market predictions, and grain basis price prospects.

1.14	“Midwest Grain Storage Space”—as defined in Section 5.2.

1.15	“Midwest Rail Grain Market”—means the aggregate Third Party Suppliers located in the middle-western portion of the United States, who are willing and able to ship grain by use of the railroad system.

1.16	“Non-Broker Transaction”—as defined in Section 3.7.

1.17	“Non-Participating Broker Fee”—as defined in Section 3.7.

1.18	“Pinnacle Marketing Program”—means a program designed and run by Palmetto that seeks to develop the Local Grain Market.

1.19	“Railroad Service Contracts”—as defined in Section 5.4.

1.20	“Selling Broker”—means Palmetto, when it is searching for potential purchasers of excess grain and DDGs that FUEL has available.

1.21	“Short-Term Grain Forecast”—as defined in Section 5.1.

1.22	“Third Party Purchaser”—means a third party, not a Party to this contract, that purchases grains or DDGs from FUEL.

1.23	“Third Party Supplier”—means a third party, not a Party to this contract, that has grain for sale that is appropriate for use as a raw material in FUEL’s manufacturing process.
ARTICLE 2
TERM AND RENEWAL

2.1	Term: The term of this Agreement shall commence on the date hereof and shall continue for a primary term of three (3) years, from January 1, 2007 through December 31, 2009. This Agreement shall automatically renew for successive one (1) year terms, unless terminated on the expiration date of the initial three (3) year primary term, or on the expiration date of any subsequent one (1) year renewal term. In each case, termination requires at least six (6) months written notice by either Party prior to the expiration of the primary term or any renewal term.

2.2	Termination: Notwithstanding anything contained herein, either Party may terminate this Agreement upon written notice to the other Party in the event that (1) such other party commits a material breach (other than a breach which in all the circumstances is insignificant or involves payment of money) of any provision of this Agreement and fails to cure said breach within thirty (30) days following receipt of written notice of such material breach; (2) a payment that such other party is required to make is overdue for more than ten (10) days following written notice of the overdue payment; (3) such other party becomes the subject of any bankruptcy, insolvency or similar proceedings; or (4) any legislation, regulation, or decision of a Federal, state or municipal government or of any agency thereof is implemented, repealed or altered in such a way as to significantly prevent either party from lawfully exercising or performing its obligations hereunder.
ARTICLE 3
GRAIN BROKERAGE

3.1	Introducing Brokerage: Palmetto shall be the exclusive Introducing Broker to FUEL. Palmetto shall research, on a daily basis, the Midwest Rail Grain Market, as well as all other available grain markets, and shall use its best commercial efforts to discover and present to FUEL the most favorable Grain Purchase Opportunities available in the market. Palmetto shall present to FUEL the first opportunity to pursue Grain Purchase Opportunities that Palmetto discovers. Palmetto shall actively advise FUEL on a daily basis of Palmettos findings concerning Grain Purchase Opportunities. Palmetto shall act as an Introducing Broker between FUEL and Third Party Suppliers and shall use reasonable commercial means to facilitate Grain Purchase Contracts between FUEL and the Third Party Suppliers. Palmetto shall use its best commercial efforts to assist FUEL in obtaining grain at the lowest possible price available in the market.

3.2	Extent of Relationship: Palmetto shall not be a party to any contract between FUEL and any Third Party Suppliers. FUEL shall have the exclusive power to enter into all negotiations and Grain Purchase Contracts with such Third Party Suppliers on terms and conditions negotiated by FUEL and such Third Party Suppliers.

3.3	Introducing Broker Fees: The Third Party Suppliers shall be responsible to Palmetto for any Introducing Broker Fees. Palmetto shall not charge the Third Party Suppliers Introducing Broker Fees in excess of the fees Palmetto normally charges other Third Party Suppliers for similar services. FUEL shall not be responsible for any Introducing Broker Fees due to Palmetto.

3.4	Market Analysis: Palmetto shall provide to FUEL its Market Analysis and any third party’s Market Analysis available to Palmetto which Palmetto reasonably believes would assist FUEL in negotiating Grain Purchase Contracts. Palmetto shall use its best commercial efforts to provide these Market Analyses as soon as the information becomes available to Palmetto.

3.5	Selling Brokerage: FUEL from time to time shall use Palmetto as a Selling Broker. Palmetto shall use its best commercial efforts to secure Third Party Purchasers for FUEL’s excess grain and generally act as a Selling Broker to facilitate the sale of FUEL’s excess grain.

3.6	Selling Broker Fees: Palmetto shall be reimbursed at a rate of two and one-half tenths of one cent ($0.0025) per bushel of grain sold to Third Party Purchasers when Palmetto is acting as a Selling Broker on behalf of FUEL.

3.7	Non-Broker Transaction: FUEL shall have the right to purchase grain in situations where Palmetto is not involved in the transaction and Palmetto cannot charge a Brokerage Fee under this Agreement (“Non-Broker Transaction”). In Non-Broker Transactions, FUEL shall pay Palmetto a fee of one cent ($0.01) per bushel of grain purchased (“Non-Participating Broker Fee”) by FUEL in such Non-Broker Transaction. Palmetto has the right to make reasonable inquiry and require reasonable assurances that FUEL is complying with this Section 3.7 and that all Non-Participating Broker Fees are paid by FUEL. These inquiries shall be made in compliance with Section 8.1.

3.8	Quantity and Quality: Palmetto shall secure sufficient Grain Purchase Opportunities to meet FUEL’s total currently anticipated grain usage of thirty-six million (36,000,000) bushels of grain per year. Reasonable deviation from this anticipated grain usage shall not be a breach of this Agreement. The Grain Purchase Opportunities must be for grain of a quality that reasonably meets FUEL’s grain needs for ethanol manufacturing.

3.9	Grain Contracts/Schedule of Discounts: Palmetto shall work with FUEL in a reasonable manner to develop a Grain Purchase Contract and Schedule of Discounts that will serve FUEL’s needs in entering into Grain Purchase Contracts with Third Party Suppliers.

ARTICLE 4
DDG BROKERAGE

4.1	DDG Selling Brokerage: Palmetto shall be the exclusive Selling Broker for FUEL for any rail origin DDGs that FUEL produces. Palmetto shall research the south-eastern United States DDG market and shall use its best commercial efforts to discover and present to FUEL the most favorable DDG Sales Opportunities available in the marketplace.

4.2	Extent of Relationship: Palmetto shall not be a party to any DDG Sales Contract between FUEL and any Third Party Purchaser. FUEL shall have the exclusive power to enter into all negotiations and DDG Sales Contracts with such Third Party Purchasers on terms and conditions negotiated by FUEL and such Third Party Purchasers.

4.3	DDG Selling Broker Fees: FUEL shall pay to Palmetto fifty cents ($0.50) per ton for all DDGs sold through the efforts of Palmetto acting as Selling Broker.

4.4	Market Analysis: Palmetto shall provide to FUEL its Market Analysis and any third party’s Market Analysis available to Palmetto which Palmetto reasonably believes would assist FUEL in negotiating DDG Sales Contracts. Palmetto shall use its best commercial efforts to provide these Market Analyses as soon as the information becomes available to Palmetto.
ARTICLE 5
GRAIN LOGISTICS

5.1	Grain Usage Forecasts: FUEL shall provide to Palmetto, on a bi-monthly basis, an estimate of the amount of grain it will need for the next two weeks (“Short-Term Grain Forecast”). The Short-Term Grain Forecast shall indicate the amount of grain FUEL expects to use over the next two week period and the anticipated train schedule. FUEL shall amend this forecast as it reasonably deems necessary. FUEL shall provide to Palmetto on a monthly basis a forecast detailing the amount of grain FUEL will require for a period of one year from the date of the forecast (“Long-Term Grain Forecast”). The Long-Term Grain Forecast shall indicate the amount of grain FUEL shall require in one-half month increments. FUEL is free to amend this Long-Term Grain Forecast as it reasonably deems necessary. These forecasts shall not be binding orders by FUEL and shall simply be estimates to assist Palmetto in meeting FUEL’s grain needs in an efficient and timely fashion.

5.2	Grain Storage: Palmetto shall provide FUEL, on a priority basis, opportunities to obtain storage space in the Midwest for its grain following the Midwest grain harvest (“Midwest Grain Storage Space”), and FUEL will make available to Palmetto Grain Storage Space at its Camilla, Georgia facility (“Camilla Grain Storage Space”) to store grain on a consignment basis when the opportunity arises. Palmetto shall use its best commercial efforts to ensure that FUEL receives the most favorable terms and conditions associated with this Midwest Grain Storage Space and with its Camilla Grain Storage Space. Palmetto shall receive no addition compensation for providing FUEL with Midwest Grain Storage Space and for securing third-party customers for the Camilla Grain Storage Space, other than any fee Palmetto might receive pursuant to Article 3 of this Agreement.

5.3	Leased Railroad Cars: Palmetto shall use its best efforts to assist FUEL in the acquisition of a suitable leased rail hopper fleet to service its corn logistics needs.

5.4	Railroad Service Contracts: Palmetto shall use its best commercial efforts to assist FUEL in negotiating contracts with third party railroad companies to ship grain to FUEL’s manufacturing facility (“Railroad

Service Contracts”). Palmetto shall abide and be bound by any terms and conditions required by any such third party railroad company in the negotiation of such Railroad Service Contracts including but not limited to confidentiality agreements. Palmetto shall execute and deliver any documents required by such third party railroad in order to facilitate Palmetto’s involvement in the negotiation of such Railroad Service Contracts.
ARTICLE 6
LOCAL GRAIN PRODUCTION

6.1	Pinnacle Marketing Program: Palmetto shall provide its Pinnacle Marketing Program to the Local Grain Market to help establish a local grain supply that can be utilized by FUEL to meet its grain supply needs. Palmetto shall make the Pinnacle Marketing Program available to the Local Grain Market at a reasonable cost to be paid by those producers that choose to participate. FUEL shall have no liability to pay for the Pinnacle Marketing Program in addition to the fees listed in Article 7.
ARTICLE 7
FEES AND EXCLUSIVITY

7.1	Annual Fees: As primary consideration for the exclusivity relationship provided in Section 7.2 herein and in addition to any fees FUEL is required to pay Palmetto in Article 3, FUEL shall pay Palmetto an annual fee in four equal quarterly payments. The amount of the annual fee shall be as follows:
Year 1: January 1 through December 31, 2007     $25,000
Year 2: January 1 through December 31, 2008     $50,000
Year 3: January 1 through December 31, 2009     $50,000

7.2	Exclusive Relationship: Both Parties acknowledge that the relationship set out in this contract provides both parties with significant business and marketing opportunities. FUEL further contends that if Palmetto’s services were provided to another ethanol company within the states of Georgia, Alabama, or Florida, either in existence or built in the future, FUEL’s interests would be materially damaged. As a result, Palmetto shall not provide the same or similar services as those described in this Agreement to any other ethanol manufacturing or related company during the term of this Agreement in the following states: Georgia (not including Sandersville, Georgia), Alabama, and Florida. This includes all existing and future ethanol manufacturing or related companies. Any breach of this Section 7.2 by Palmetto shall be deemed a material breach and shall be grounds for termination as set forth in Section 2.2 herein.
ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1	Supporting Records: FUEL shall keep a set of books and records in accordance with generally accepting accounting principals with respect to all transactions where Palmetto would be entitled to a fee pursuant to Article 3, and shall make such books and records reasonably available to Palmetto’s independent outside accounting representatives (upon execution by such independent outside accounting representative of a mutually agreeable confidentiality agreement) at FUEL’s office at any time by appointment during normal business hours upon at least five (5) business days prior written notice; provided that Palmetto shall be entitled to no more than one (1) such visit in any calendar year.

8.2	Indemnity: Palmetto shall indemnify, defend, and hold FUEL and its affiliates, subsidiaries, parents, and its and their respective directors, officers, stockholders,

members, employees, and agents harmless from and against any and all claims, losses, awards, judgments, settlements, fines, penalties, liabilities, damages, costs or expenses (including reasonable out-of-pocket attorney’s fees and expenses) incurred on account of any injury or death of persons or damages to property to the extent caused by or arising out of the gross negligence or willful misconduct of Palmetto, its officers, employees, or agents in performing Palmetto’s obligations under this Agreement.

FUEL shall indemnify, defend, and hold Palmetto and its affiliates, subsidiaries, parents, and its and their respective directors, officers, stockholders, employees, and agents harmless from and against any and all claims, losses, awards, judgments, settlements, fines, penalties, liabilities, damages, costs or expenses (including reasonable out-of-pocket attorney’s fees and expenses) incurred on account of any injury to or death of persons or damages to property to the extent caused by or arising out of the gross negligence or willful misconduct of FUEL, its officers, employees, or agents in performing FUEL’s obligations under this Agreement.

8.3	Force Majeure: In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, it is agreed that on such Party’s giving notice in writing, or by telephone and confirmed in writing, to the other Party as soon as possible after the commencement of such Force Majeure event, the obligations of the Party giving such notice, so far as and to the extent they are affected by such Force Majeure, shall be suspended from the commencement of such Force Majeure and during the remaining period of such Force Majeure, but for no longer period, and such Force Majeure shall so far as possible be remedied with all reasonable dispatch; provided, however, the obligation to make payments then accrued hereunder prior to the occurrence of such Force Majeure shall not be suspended.

8.4	Limitation of Damages: NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY HEREUNDER FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS A CONTRACT BREACH OR TORT OR OTHERWISE THAT ARISES OUT OF OR RELATES TO THIS AGREEMENT OR ITS PERFORMANCE EXCEPT FOR ANY SUCH AMOUNTS PAID BY A PARTY TO A NON-AFFILIATE THIRD PARTY, WHICH WOULD THEREFORE BE CONSIDERED ACTUAL DAMAGES INCURRED BY SUCH PARTY.

8.5	Independent Contractor: It is expressly understood that the relationship of Palmetto to FUEL is that of an independent contractor and nothing contained herein shall be construed to create any partnership, agency, or employer/employee relationship. Palmetto may freely choose the customers from whom business shall be solicited and the time and place for solicitation.

8.6	Notices: Any notices required to be given under this Agreement shall be in writing and be sufficiently given when delivered in person or deposited in the U.S. mail (registered or certified), postage prepaid, addressed as follows:

FUEL:	FIRST UNITED ETHANOL, LLC 2 West Broad Street Camilla, GA 31730 Attn: Anthony Flagg, CEO

PALMETTO:	PALMETTO GRAIN BROKERAGE, LLC 516 Browns Cove Road, Unit J Ridgeland, SC 29936 Attn: Edgar Woods

8.7	Entire Agreement: This Agreement contains the entire agreement between the Parties and supersedes all previous agreements, either oral or written, between the Parties. The language of this Agreement shall not be construed in favor of or against either Party, but shall be construed as if the language was drafted mutually by both Parties. No modifications hereof shall be valid unless made in writing and signed by both Parties.

8.8	Waiver: The failure of either Party to enforce any of its rights hereunder on any particular occasion shall not constitute a waiver of such rights on any subsequent occasion.

8.9	Assignment: This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either party may assign its rights and responsibilities to a subsidiary or similarly related organization if such assignment is part of a business restructuring and such assignment does not materially impair or affect the rights and obligations of the other Party.

8.10	Headings: Any paragraph headings are used for convenience only and are not intended and shall not be used in interpreting any provisions of this Agreement.

8.11	No Third Party Beneficiary: Except as otherwise provided herein, nothing contained in this Agreement shall be considered or construed as conferring any right or benefit on a person not a Party to this Agreement and neither this Agreement nor the performance hereunder shall be deemed to have created a joint venture or partnership between the Parties.

8.12	Governing Law: This Agreement shall be governed by the laws of the State of Georgia without regard to the conflict of laws provisions thereof. Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Georgia in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement.

8.13	Arbitration: Any dispute arising out of or in connection with this Agreement shall be submitted to arbitration. The arbitration shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Atlanta, Georgia or such other place as may be agreed upon by the Parties. Both Parties shall attempt to agree upon one arbitrator, but if they are unable to agree, each shall appoint an arbitrator and these two shall appoint a third arbitrator. Expenses of the arbitrator(s) shall be divided equally between the Parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and shall be enforceable against the Parties.

8.14	Severability: If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a Party. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.15	Confidentiality: The terms of this Agreement and any non-public information provided to either Party pursuant to this Agreement are confidential and the Party receiving such information will hold, and will cause its agents, accountants and advisors to hold, all such information in confidence, unless it is compelled to disclose such information by judicial or administrative process or by other requirements of law. Notwithstanding any other provision contained in this Agreement, Palmetto acknowledges and agrees that the disclosure of this Agreement and the transactions contemplated hereby by FUEL in any report filed with the Securities and Exchange Commission at any time after the date hereof will not be a violation of this Section 8.15.
     In WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

PALMETTO GRAIN BROKERAGE, LLC		FIRST UNITED ETHANOL, LLC

By:	/s/ Edgar L. Woods	By:	/s/ Anthony J. Flagg
	Edgar L. Woods, President		Anthony Flagg, CEO

Date:	11-3-06	Date:	11-06-06